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                                                                      Exhibit 21

                      Subsidiaries of Hycor Biomedical Inc.

                                                                             State of
          Name                                                            Incorporation
          ----                                                            -------------
Hycor Biomedical GmbH                                                     Germany
Hycor Biomedical Limited                                                  Scotland